                          FIRST SUPPLEMENTAL INDENTURE

         FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of August 2, 2004, among Allied Security Holdings LLC, a Delaware limited liability company ("Holdings"), Allied Security Finance Corp., a Delaware
corporation ("Finance Corp." and together with Holdings, the "Co-Issuers"), and
The Bank of New York, a New York banking corporation, as trustee under the
Indenture referred to below (the "Trustee").

                               W I T N E S S E T H

         WHEREAS, Allied Security Escrow Corp. (the "Issuer"), has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of July 14, 2004, providing for the issuance of 11.375% Senior Subordinated
Notes due 2011 (the "Notes");

         WHEREAS, concurrently herewith, the Issuer is being merged with and into Holdings, with Holdings as the surviving company (the "Escrow Merger");

         WHEREAS, pursuant to the Escrow and Security Agreement (as defined in the Indenture), the Co-Issuers are required to execute and deliver this
Supplemental Indenture concurrently with the Escrow Merger; and

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the
Co-Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1.    CAPITALIZED TERMS. Capitalized terms used herein without
definition shall have the meanings assigned to them in the Indenture.

         2.    AGREEMENT TO ASSUME. The Co-Issuers hereby jointly and severally assume all of the obligations of the Issuer under the Indenture and the Notes, pursuant to the Indenture, and, hereafter, shall be deemed the "Issuer" for all purposes under the Indenture and the Notes.

         3.    NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder, member or partner of the
Co-Issuers shall have any liability for any obligations of the Issuer, the
Co-Issuers or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

         4.    NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK
SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING
EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE
APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         5.    COUNTERPARTS. The parties may sign any number of copies of this
Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         6.    EFFECT OF HEADINGS. The Section headings herein are for
convenience only and shall not affect the construction hereof.

         7.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental
Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers and the Co-Issuers.

         IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed and attested, all as of the date first above written.

         Dated:  August 2, 2004

                                       ALLIED SECURITY HOLDINGS LLC

                                       By:  /s/ William A. Torzolini
                                          ----------------------------------
                                            Name:  William A. Torzolini
                                            Title: Senior Vice President, Chief
                                                   Financial Officer and
                                                   Treasurer

                                       ALLIED SECURITY FINANCE CORP.

                                       By:  /s/ William A. Torzolini
                                          ----------------------------------
                                            Name:  William A. Torzolini
                                            Title: Senior Vice President, Chief
                                                   Financial Officer and
                                                   Treasurer

                                       THE BANK OF NEW YORK,
                                       as Trustee

                                       By:   /s/ Julie D. Salovitch-Miller
                                          ----------------------------------
                                          Name:  Julie D. Salovitch-Miller
                                          Title: Vice President

                             Supplemental Indenture